                                                                     EXHIBIT 4.2
                               THE MONY GROUP INC.

                                       TO

                            THE CHASE MANHATTAN BANK,
                                     TRUSTEE





                          SECOND SUPPLEMENTAL INDENTURE

                          DATED AS OF DECEMBER 12, 2000





                                  $275,000,000

                               7.45% SENIOR NOTES

                              DUE DECEMBER 15, 2005

                               TABLE OF CONTENTS(1)

                                                                                PAGE
ARTICLE I 7.45% Senior Notes...................................................  1

   Section 1.01.     Establishment.............................................  1

   Section 1.02.     Definitions...............................................  2

   Section 1.03.     Payment of Principal and Interest.........................  2

   Section 1.04.     Denominations.............................................  3

   Section 1.05.     Global Securities.........................................  3

   Section 1.06.     Transfer..................................................  3

   Section 1.07.     Defeasance................................................  3

   Section 1.08.     Redemption at the Option of the Company...................  3

ARTICLE II Miscellaneous Provisions............................................  5

   Section 2.01.     Recitals by Company.......................................  5

   Section 2.02.     Ratification and Incorporation of Original Indenture......  5

   Section 2.03.     Executed in Counterparts..................................  5

------------------
(1) This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

                  THIS SECOND SUPPLEMENTAL INDENTURE is made as of the 12th day of December, 2000, by and between THE MONY GROUP INC., a Delaware corporation, 1740 Broadway, New York, New York 10019 (the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation, 450 West 33rd Street, New York, New York 10001 (the "Trustee").

                                   WITNESSETH:

                  WHEREAS, the Company has heretofore entered into an Amended and Restated Senior Note Indenture, dated as of February 15, 2000, as supplemented by the First Supplemental Indenture, dated as of March 8, 2000 (the "Original Indenture"), with The Chase Manhattan Bank;

                  WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this Second Supplemental Indenture, is herein called the "Indenture";

                  WHEREAS, under the Original Indenture, a new series of senior notes may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

                  WHEREAS, the Company proposes to create under the Indenture a new series of senior notes;

                  WHEREAS, additional senior notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

                  WHEREAS, all conditions necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

                  NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                               7.45% Senior Notes

                  Section 1.01. Establishment. There is hereby established a new series of senior notes to be issued under the Indenture, to be designated as the Company's 7.45% Senior Notes due December 15, 2005 (the "7.45% Senior Notes").

                  There are to be authenticated and delivered 7.45% Senior Notes, initially limited in aggregate principal amount of $275,000,000, and no further 7.45% Senior Notes shall be authenticated and delivered except as provided by Section 2.03, 3.03, 3.04, 9.07 or 11.07 of the Original Indenture; provided however, that the aggregate principal amount of the 7.45% Senior Notes may be increased in the future, without the consent of the Holders of the 7.45% Senior Notes, on the same terms and with the same CUSIP number as the 7.45% Senior Notes. The 7.45% Senior Notes shall be issued in definitive fully registered form.

                  The 7.45% Senior Notes shall be issued in the form of one Global Security in substantially the form set out in Exhibit A hereto. The Depositary with respect to the 7.45% Senior Notes shall be The Depository Trust Company.

                  The form of the Trustee's Certificate of Authentication for the 7.45% Senior Notes shall be in substantially the form set forth in Exhibit B hereto.

                  Each 7.45% Senior Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

                  Section 1.02. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

                  "Interest Payment Date" means December 15 and June 15 of each year.

                  "Original Issue Date" means December 12, 2000.

                  "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th calendar day preceding such Interest Payment Date.

                  "Stated Maturity" means December 15, 2005.

                  Section 1.03. Payment of Principal and Interest. The principal of the 7.45% Senior Notes shall be due at Stated Maturity. The unpaid principal amount of the 7.45% Senior Notes shall bear interest at the rate of 7.45% per annum until paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date, commencing June 15, 2001, to the Person in whose name the 7.45% Senior Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may be paid as provided in Section 3.05 of the Original Indenture.

                  Payments of interest on the 7.45% Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the 7.45% Senior Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the 7.45% Senior Notes is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

                  Payment of the principal and interest due at the Stated Maturity of the 7.45% Senior Notes shall be made upon surrender of the 7.45% Senior Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the 7.45% Senior Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.

                  Section 1.04. Denominations. The 7.45% Senior Notes may be issued in denominations of $1,000, or any integral multiple thereof.

                  Section 1.05. Global Securities. The 7.45% Senior Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, 7.45% Senior Notes represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, 7.45% Senior Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

                  Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a 7.45% Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.

                  A Global Security shall be exchangeable for 7.45% Senior Notes registered in the names of Persons other than the Depositary or its nominee only as provided by Sections 2.03(c)(1) and (2) of the Original Indenture or if there shall have occurred an Event of Default with respect to the 7.45% Senior Notes and the Depositary has requested such exchange. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for 7.45% Senior Notes registered in such names as the Depositary shall direct.

                  Section 1.06. Transfer. No service charge will be made for any registration of transfer or exchange of 7.45% Senior Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  Section 1.07. Defeasance. The provisions of Sections 13.02 and
13.03 of the Original Indenture will apply to the 7.45% Senior Notes.

                  Section 1.08. Redemption at the Option of the Company. The 7.45% Senior Notes shall be redeemable, in whole or from time to time in part, at the option of the Company on any date (a "Redemption Date"), at a price (the "Redemption Price") equal to the greater of (i) 100% of the principal amount of the 7.45% Senior Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to such Redemption Date) discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such Redemption Date.

                  "Treasury Rate" means the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

                  "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the 7.45% Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 7.45% Senior Notes.

                  "Independent Investment Banker" means Credit Suisse First Boston Corporation and any successor firm or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

                  "Comparable Treasury Price" means with respect to any Redemption Date for the 7.45% Senior Notes (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

                  "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation and any two of the following as determined by the Company:
Goldman, Sachs & Co., Salomon Smith Barney, Inc., and Chase Securities Inc. (each, a "Primary Treasury Dealer"); provided that (i) if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer and (ii) if the Company fails to select a substitute within a reasonable period of time, then the substitute will be any other primary treasury dealer selected by the Trustee after consultation with the Company.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

                  Notwithstanding Section 11.04 of the Original Indenture, the notice of redemption with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof.

                  The Company shall notify the Trustee of the Redemption Price with respect to the foregoing redemption promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Redemption Price.

                  If less than all of the 7.45% Senior Notes are to be redeemed, the Trustee shall select the 7.45% Senior Notes or portions of 7.45% Senior Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption 7.45% Senior Notes and portions of 7.45% Senior Notes in amounts of whole multiples of $1,000.

                                   ARTICLE II

                            Miscellaneous Provisions

                  Section 2.01. Recitals by Company. The recitals in this Second Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of 7.45% Senior Notes and of this Second Supplemental Indenture as fully and with like effect as if set forth herein in full.

                  Section 2.02. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

                  Section 2.03. Executed in Counterparts. This Second Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.



                                  THE MONY GROUP INC.


                                  By:
                                     -----------------------------------
                                  Name:    Richard Daddario
                                  Title:   Executive Vice President
                                           and Chief Financial Officer



                                  THE CHASE MANHATTAN BANK, as Trustee

                                  By:
                                     -----------------------------------
                                  Name:    Gemmel Richards
                                  Title:   Assistant Vice President

                                    EXHIBIT A

                            FORM OF 7.45% SENIOR NOTE

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation, to The MONY Group Inc. or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


No. 1                                                     CUSIP NO. 615337 AB 8


                               THE MONY GROUP INC.
                                7.45% SENIOR NOTE
                              DUE DECEMBER 15, 2005


Principal Amount:                         $275,000,000

Regular Record Date:                      15th calendar day prior to
                                            Interest Payment Date

Original Issue Date:                      December 12, 2000

Stated Maturity:                          December 15, 2005

Interest Payment Dates:                   December 15 and June 15,
                                            commencing June 15, 2001

Interest Rate:                            7.45% per annum

Authorized Denomination:                  $1,000

                  The MONY Group Inc., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED SEVENTY-FIVE MILLION DOLLARS ($275,000,000) on the Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing on June 15, 2001, and on the Stated Maturity at the rate per annum shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest to the extent permitted by law. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity) will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may be paid as provided in Section 3.05 of the Indenture.

                  Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

                  Payment of the principal of and interest due at the Stated Maturity of this Note shall be made upon surrender of this Note at the Corporate Trust Office of the Trustee. The principal of and interest on this Note shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                                                     THE MONY GROUP INC.


                                                     By:
                                                        ------------------------
                                                      Title:


Attest:

------------------------
Title:



                   (Seal of THE MONY GROUP INC. appears here)

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Senior Notes referred to in the within-mentioned Indenture.



                                                THE CHASE MANHATTAN BANK,
                                                as Trustee


                                                By:
                                                  ------------------------------
                                                  Authorized Officer

                             (Reverse Side of Note)


                  This Note is one of a duly authorized issue of senior notes of the Company (the "Senior Notes"), issued and issuable in one or more series under an Amended and Restated Senior Note Indenture, dated as of February 15, 2000, as supplemented by the First Supplemental Indenture, dated as of March 8, 2000 (the "Original Indenture"), and the Second Supplemental Indenture, dated as of December 12, 2000 (the "Second Supplemental Indenture", and together with the Original Indenture, the "Indenture"), between the Company and The Chase Manhattan Bank, Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Notes issued thereunder and of the terms upon which said Senior Notes are, and are to be, authenticated and delivered. This Senior Note is one of the series designated on the face hereof as 7.45% Senior Notes due December 15, 2005 (the "Notes") initially limited in aggregate principal amount of $275,000,000; provided, however, that the aggregate principal amount of the Notes may be increased in the future, without the consent of the Holders of the Notes, on the same terms and with the same CUSIP number as the Notes. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

                  This permanent global Note is exchangeable in whole or from time to time in part for Notes of this series in definitive registered form only as provided herein and in the Indenture. If (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this permanent global Note or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Company does not appoint a successor Depository within 90 days, (ii) the Company in its sole discretion determines that this permanent global Note shall be exchangeable for Notes of this series in definitive registered form and executes and delivers to the Notes registrar a written order of the Company providing that this permanent global Note shall be so exchangeable, or (iii) any event shall have occurred and be continuing which, after notice or lapse of time, or both, would become an Event of Default with respect to the Notes of the series of which this permanent global Note is a part, this permanent global Note shall be exchangeable for Notes of this series in definitive registered form, provided that the definitive Notes so issues in exchange for this permanent global Note shall be in denominations of $1,000 and any integral multiples, without coupons, and be of like aggregate principal amount and tenor as the portion of this permanent global Note to be exchanged. Except as provided above, owners of beneficial interests in this permanent global Note will not be entitled to have Notes registered in their names, will not receive or be entitled to physical delivery of Notes in definitive registered form and will not be considered the Holders thereof for any purpose under the Indenture. Neither the Company, the Trustee, any Paying Agent nor the Securities Registrar shall have any responsibility or liability for any aspect of records relating to or payments made on account of beneficial ownership interests in this permanent global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                  Any exchange of this permanent global Note or portion hereof for one or more Notes of this series in definitive registered form will be made at the New York office of the

Trustee or the Security Registrar, upon request by or on behalf of the Person who is the beneficial owner of an interest herein given through the Holder hereof and in accordance with instructions given by the Company to the Trustee, the Security Registrar and the Depositary. Upon exchange of any portion of this permanent global Note for one or more Notes of this series in definitive registered form, the Trustee or the Security Registrar, as the case may be, shall cancel this permanent global Note and issue a new permanent global Note or Notes of this series and of like tenor for the remaining principal amount. Except as otherwise provided herein or in the Indenture, until exchanged in full for one or more Note of this series in definitive registered form, this permanent global Note shall in all respects be subject to and entitled to the same benefits and conditions under the Indenture as a duly authenticated and delivered Note of this series in definitive registered form.

                  If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Senior Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Senior Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Senior Notes of each series at the time Outstanding, on behalf of the Holders of all Senior Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company pursuant to this permanent global Note and (b) restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this permanent global Security.

                  The Notes are redeemable, in whole or from time to time in part, at the option of the Company on any date (a "Redemption Date"), at a price (the "Redemption Price") equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to such Redemption Date) discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such Redemption Date.

                  "Treasury Rate" means the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable

Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

                  "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

                  "Independent Investment Banker" means Credit Suisse First Boston Corporation and any successor firm or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

                  "Comparable Treasury Price" means with respect to any Redemption Date for the Notes (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

                  "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation and any two of the following as determined by the Company:
Goldman Sachs & Co., Salomon Smith Barney, Inc., and Chase Securities Inc. (each, a "Primary Treasury Dealer"); provided, that (i) if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer and (ii) if the Company fails to select a substitute within a reasonable period of time, then the substitute will be any other primary treasury dealer selected by the Trustee after consultation with the Company.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

                  Notwithstanding Section 11.04 of the Original Indenture, the notice of redemption with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof.

                  The Company will notify the Trustee of the Redemption Price with respect to the foregoing redemption promptly after the calculation thereof. The Trustee will not be responsible for calculating said Redemption Price.

                  If less than all of the Notes are to be redeemed, the Trustee will select the Notes or portions of Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Notes and portions of Notes in amounts of whole multiples of $1,000.

                  Nothing in the Indenture prohibits the consolidation or merger of the Company with or into any corporation or corporations, or the sale or conveyance of all or substantially all of the Company's properties and assets to any other person, without the consent of the Holders, provided that, in the case of any consolidation of the Company with, or merger of the Company into, any corporation or corporations, or any sale or conveyance of the properties and assets of the Company as an entirety or substantially as an entirety, the successor corporation, or the person which acquired by sale or conveyance all or substantially all of the Company's properties and assets, as the case may be, assumes all of the obligations of the Company under the Indenture and certain other conditions are met. Upon such assumption the Company will be released from its liability as obligor on this permanent global Security and all other obligations and covenants under the Indenture.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or change, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

                  All terms used in this permanent global Note which are defined in the Indenture and not herein otherwise defined shall have the meanings assigned to them in the Indenture.

                  Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this permanent global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-        as tenants in           UNIF GIFT MIN ACT- ____ Custodian _____
                common                                    (Cust)         (Minor)
TEN ENT-        as tenants by the
                entireties                           under Uniform Gifts to
JT TEN-         as joint tenants                          Minors Act
                with right of
                survivorship and
                not as tenants                   --------------------------
                in common                                 (State)



                    Additional abbreviations may also be used
                          though not on the above list.


     FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE



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(please insert Social Security or other identifying number of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

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agent to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:
       --------------------                         ----------------------------

                                                    ----------------------------
                                                     NOTICE: The signature to
                                                     this assignment must
                                                     correspond with the name as
                                                     written upon the face of
                                                     the within instrument in
                                                     every particular without
                                                     alteration or enlargement,
                                                     or any change whatever.

                                    EXHIBIT B

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Senior Notes referred to in the within-mentioned Indenture.



                                              THE CHASE MANHATTAN BANK,
                                              as Trustee


                                              By:
                                                 -------------------------------
                                                 Authorized Officer